Exhibit 99.1

URBAN OUTFITTERS, INC.

Fourth Quarter Results

Philadelphia, PA – February 27, 2024

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q4 Sales and Strong Earnings Growth

PHILADELPHIA, PA, February 27, 2024 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced net income of $47.8 million and earnings per diluted share of $0.50 for the three months ended January 31, 2024. For the year ended January 31, 2024, net income was $287.7 million and earnings per diluted share were $3.05.

For the three months ended January 31, 2024, adjusted net income was $65.7 million and adjusted earnings per diluted share were $0.69. For the year ended January 31, 2024, adjusted net income was $306.7 million and adjusted earnings per diluted share were $3.25. Adjusted net income and earnings per diluted share for the three months and year ended January 31, 2024, excludes store impairment and lease abandonment charges, an asset impairment charge and a change in revenue recognition method for Nuuly. See “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Total Company net sales for the three months ended January 31, 2024, increased 7.3% to a record $1.49 billion. Total Company adjusted net sales for the three months ended January 31, 2024, increased 8.0% to a record $1.50 billion. Total Retail segment net sales increased 6.2%, with comparable Retail segment net sales increasing 4.9%. The increase in Retail segment comparable net sales was driven by high single-digit positive growth in digital channel sales and low single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 18.9% at Free People and 12.0% at Anthropologie and decreased 13.6% at Urban Outfitters. Wholesale segment net sales increased 3.3% driven by a 7.8% increase in Free People wholesale sales primarily due to an increase in sales to department stores, partially offset by a $1.9 million decrease in Urban Outfitters wholesale sales. Nuuly segment net sales increased by $20.3 million. Nuuly segment adjusted net sales increased by $29.4 million. The Nuuly segment adjusted net sales increase was primarily driven by a 56% increase in average active subscribers in the current quarter versus the prior year quarter.

For the year ended January 31, 2024, total Company net sales increased 7.5% to a record $5.15 billion. Total Company adjusted net sales for the year ended January 31, 2024, increased 7.7% to a record $5.16 billion. Total Retail segment net sales increased 6.0%, with comparable Retail segment net sales increasing 5.0%. The increase in Retail segment comparable net sales was driven by mid single-digit positive growth in digital channel sales and mid single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 21.4% at Free People and 12.3% at Anthropologie and decreased 13.8% at Urban Outfitters. Wholesale segment net sales decreased 4.6% driven by a 4.8% decrease in Free People wholesale sales primarily due to decreases in sales to department stores and closeout account partners. Nuuly segment net sales increased by $106.2 million. Nuuly segment adjusted net sales increased by $115.3 million. The Nuuly segment adjusted net sales increase was primarily driven by an 82% increase in average active subscribers in the current year versus the prior year period.

“We are pleased to report record fourth quarter sales driven by strength at the Anthropologie, Free People, FP Movement and Nuuly brands,” said Richard A. Hayne, Chief Executive Officer. “Positive customer response to our early spring offerings bodes well for continued sales growth in the first quarter,” finished Mr. Hayne.

Net sales by brand and segment for the three and twelve-month periods were as follows:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Net sales by brand
Anthropologie(1)	$679,524	$602,865	$2,233,070	$1,985,928
Urban Outfitters	372,566	425,636	1,352,073	1,547,344
Free People(2)	362,266	306,153	1,298,974	1,104,012
Nuuly	63,080	42,733	235,859	129,637
Menus & Venues	8,758	7,186	33,261	28,323
Total Company	$1,486,194	$1,384,573	$5,153,237	$4,795,244

Net sales by segment
Retail Segment	$1,368,742	$1,289,201	$4,678,698	$4,415,358
Wholesale Segment	54,372	52,639	238,680	250,249
Nuuly Segment	63,080	42,733	235,859	129,637
Total Company	$1,486,194	$1,384,573	$5,153,237	$4,795,244

Adjusted net sales by brand and segment for the three and twelve-month periods were as follows:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Adjusted net sales by brand
Anthropologie(1)	$679,524	$602,865	$2,233,070	$1,985,928
Urban Outfitters	372,566	425,636	1,352,073	1,547,344
Free People(2)	362,266	306,153	1,298,974	1,104,012
Nuuly	72,152	42,733	244,931	129,637
Menus & Venues	8,758	7,186	33,261	28,323
Total Company	$1,495,266	$1,384,573	$5,162,309	$4,795,244

Adjusted net sales by segment
Retail Segment	$1,368,742	$1,289,201	$4,678,698	$4,415,358
Wholesale Segment	54,372	52,639	238,680	250,249
Nuuly Segment	72,152	42,733	244,931	129,637
Total Company	$1,495,266	$1,384,573	$5,162,309	$4,795,244
(1)
Anthropologie includes the Anthropologie and Terrain brands.
(2)
Free People includes the Free People and FP Movement brands.

For the three months ended January 31, 2024, the gross profit rate increased by 232 basis points compared to the three months ended January 31, 2023, and gross profit dollars increased 16.6% to $434.2 million from $372.3 million. For the three months ended January 31, 2024, adjusted gross profit as a percentage of adjusted net sales increased by 293 basis points compared to the three months ended January 31, 2023, and adjusted gross profit dollars increased 19.6% to $451.8 million from $377.8 million. The increase in adjusted gross profit rate was primarily due to higher initial merchandise markups primarily driven by lower inbound transportation costs. The increase in adjusted gross profit dollars was due to the improved adjusted gross profit rate and higher adjusted net sales.

For the year ended January 31, 2024, the gross profit rate increased by 353 basis points compared to the year ended January 31, 2023, and gross profit dollars increased 20.2% to $1.72 billion from $1.43 billion. For the year ended January 31, 2024, adjusted gross profit as a percentage of adjusted net sales increased by 370 basis points compared to the year ended January 31, 2023, and adjusted gross profit dollars increased 21.0% to $1.73 billion from $1.43 billion. The increase in adjusted gross profit rate was primarily due to higher initial merchandise markups and lower merchandise markdowns in the Retail segment at Anthropologie, Free People and Urban Outfitters. The improvement in initial merchandise markups was primarily driven by lower inbound transportation costs. The increase in adjusted gross profit dollars was due to the improved adjusted gross profit rate and higher adjusted net sales.

As of January 31, 2024, total inventory decreased by $37.3 million, or 6.3%, compared to total inventory as of January 31, 2023. Total Retail segment inventory decreased by 4.6%, with Retail segment comparable inventory decreasing by 1.9%. Wholesale segment inventory decreased by 22.0% due to improved inventory control.

For the three months ended January 31, 2024, selling, general and administrative expenses increased by $35.4 million, or 10.6%, compared to the three months ended January 31, 2023. Selling, general and administrative expenses deleveraged 73 basis points and expressed as a percentage of adjusted net sales deleveraged 58 basis points compared to the three months ended January 31, 2023. For the year ended January 31, 2024, selling, general and administrative expenses increased by $138.6 million, or 11.5%, compared to the year ended January 31, 2023. Selling, general and administrative expenses deleveraged 95 basis points and expressed as a percentage of adjusted net sales deleveraged 90 basis points compared to the year ended January 31, 2023. The deleverage in selling, general and administrative expenses as a rate to adjusted net sales for both periods was primarily related to increased marketing and creative expenses to support increased sales and customer growth and higher incentive-based compensation costs due to improved Company performance. The dollar growth in selling, general and administrative expenses for both periods was primarily related to increased marketing and creative expenses to support increased sales and customer growth, increased store payroll expenses to support the retail stores comparable net sales growth and the net growth in retail store count and higher incentive-based compensation costs due to improved Company performance.

The Company’s effective tax rate for the three months ended January 31, 2024 was 25.4%, compared to 23.6% in the three months ended January 31, 2023. The Company’s adjusted effective tax rate for the three months ended January 31, 2024 was 25.4%, compared to 23.2% in the three months ended January 31, 2023. The Company’s effective tax rate for the year ended January 31, 2024 was 24.6%, compared to 27.8% in the year ended January 31, 2023. The Company’s adjusted effective tax rate for the year ended January 31, 2024 was 24.7%, compared to 27.6% in the year ended January 31, 2023. The increase in the adjusted effective tax rate for the three months ended January 31, 2024 was attributable to the ratio of foreign taxable earnings to global taxable earnings, partially offset by the favorable impact of general business credits in the current year. The decrease in the adjusted effective tax rate for the year ended January 31, 2024 was attributable to the ratio of foreign taxable earnings to global taxable earnings and the favorable impact of general business credits in the current year.

Net income for the three months ended January 31, 2024 was $47.8 million and earnings per diluted share were $0.50. Adjusted net income for the three months ended January 31, 2024 was $65.7 million and adjusted earnings per diluted share were $0.69. Net income for the year ended January 31, 2024 was $287.7 million and earnings per diluted share were $3.05. Adjusted net income for the year ended January 31, 2024 was $306.7 million and adjusted earnings per diluted share were $3.25.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program; all shares were repurchased and the authorization was completed by the end of June 2022. On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a new share repurchase program. During the year ended January 31, 2024, the Company did not repurchase any common shares. During the year ended January 31, 2023, the Company repurchased and subsequently retired 4.7 million common shares for approximately $112 million. As of January 31, 2024, 19.2 million common shares were remaining under the program.

During the year ended January 31, 2024, the Company opened a total of 26 new retail locations including: 11 Free People stores (including 7 FP Movement stores), 7 Urban Outfitters stores, 7 Anthropologie stores and 1 Menus & Venues restaurant; and closed 20 retail locations including: 8 Urban Outfitters stores, 8 Anthropologie brand stores, 1 Free People brand store and 3 Menus & Venues restaurants. During the year ended January 31, 2024, 1 Urban Outfitters franchisee-owned store was opened.

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 262 Urban Outfitters stores in the United States, Canada and Europe and websites; 237 Anthropologie stores in the United States, Canada and Europe, catalogs and websites; 198 Free People stores (including 38 FP Movement stores) in the United States, Canada and Europe, catalogs and websites, 9 Menus & Venues restaurants, 7 Urban Outfitters franchisee-owned stores and 2 Anthropologie franchisee-owned stores as of January 31, 2024. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment. Nuuly is a monthly women's apparel subscription rental service which offers a wide selection of rental product from the Company's own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss fourth quarter results and will be webcast at 5:15 pm. ET at: https://edge.media-server.com/mmc/p/j2c8tt7b/.

As used in this document, unless otherwise defined, "Anthropologie" refers to the Company's Anthropologie and Terrain brands and "Free People" refers to the Company's Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, including geopolitical instability and impacts of the conflict in the Middle East and the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises (such as the coronavirus (COVID-19)), labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

###

(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Net sales	$1,486,194	$1,384,573	$5,153,237	$4,795,244
Cost of sales (excluding store impairment and lease abandonment charges)	1,041,526	1,006,794	3,425,958	3,361,611
Store impairment and lease abandonment charges	10,483	5,459	11,875	6,417
Gross profit	434,185	372,320	1,715,404	1,427,216
Selling, general and administrative expenses	370,445	335,070	1,339,205	1,200,593
Asset impairment	6,404	—	6,404	—
Income from operations	57,336	37,250	369,795	226,623
Other income (loss), net	6,689	3,926	11,812	(5,344)
Income before income taxes	64,025	41,176	381,607	221,279
Income tax expense	16,274	9,714	93,933	61,580
Net income	$47,751	$31,462	$287,674	$159,699

Net income per common share:
Basic	$0.51	$0.34	$3.10	$1.71
Diluted	$0.50	$0.34	$3.05	$1.70

Weighted-average common shares outstanding:
Basic	92,786,380	92,178,462	92,697,751	93,199,874
Diluted	94,805,976	93,619,121	94,327,785	94,144,062

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment and lease abandonment charges)	70.1%	72.7%	66.5%	70.1%
Store impairment and lease abandonment charges	0.7%	0.4%	0.2%	0.1%
Gross profit	29.2%	26.9%	33.3%	29.8%
Selling, general and administrative expenses	24.8%	24.2%	26.0%	25.1%
Asset impairment	0.5%	—	0.1%	—
Income from operations	3.9%	2.7%	7.2%	4.7%
Other income (loss), net	0.4%	0.3%	0.2%	(0.1%)
Income before income taxes	4.3%	3.0%	7.4%	4.6%
Income tax expense	1.1%	0.7%	1.8%	1.3%
Net income	3.2%	2.3%	5.6%	3.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	January 31,	January 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$178,321	$201,260
Marketable securities	286,744	181,378
Accounts receivable, net of allowance for doubtful accounts of $1,465 and $1,496, respectively	67,008	70,339
Inventory	550,242	587,510
Prepaid expenses and other current assets	200,188	197,232
Total current assets	1,282,503	1,237,719
Property and equipment, net	1,286,541	1,187,735
Operating lease right-of-use assets	920,396	959,436
Marketable securities	314,152	102,844
Deferred income taxes and other assets	307,617	195,178
Total Assets	$4,111,209	$3,682,912

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$253,342	$257,620
Current portion of operating lease liabilities	226,645	232,672
Accrued expenses, accrued compensation and other current liabilities	514,218	400,082
Total current liabilities	994,205	890,374
Non-current portion of operating lease liabilities	851,853	884,696
Deferred rent and other liabilities	152,611	115,159
Total Liabilities	1,998,669	1,890,229

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 92,787,522, and 92,180,709 shares issued and outstanding, respectively	9	9
Additional paid-in-capital	37,943	15,248
Retained earnings	2,113,735	1,826,061
Accumulated other comprehensive loss	(39,147)	(48,635)
Total Shareholders’ Equity	2,112,540	1,792,683
Total Liabilities and Shareholders’ Equity	$4,111,209	$3,682,912

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Twelve Months Ended
	January 31,
	2024	2023
Cash flows from operating activities:
Net income	$287,674	$159,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,487	102,339
Non-cash lease expense	202,265	193,863
Provision (benefit) for deferred income taxes	24,711	(2,577)
Share-based compensation expense	30,508	29,449
Amortization of tax credit investment	15,906	—
Store impairment and lease abandonment charges	11,875	6,417
Asset impairment	6,404	—
Loss on disposition of property and equipment, net	309	982
Changes in assets and liabilities:
Receivables	3,708	(7,103)
Inventory	38,785	(22,286)
Prepaid expenses and other assets	(53,532)	(31,257)
Payables, accrued expenses and other liabilities	74,185	(49,593)
Operating lease liabilities	(235,874)	(237,204)
Net cash provided by operating activities	509,411	142,729
Cash flows from investing activities:
Cash paid for property and equipment	(199,625)	(199,513)
Cash paid for marketable securities	(649,389)	(109,148)
Sales and maturities of marketable securities	347,366	276,650
Initial cash payment for tax credit investment	(20,000)	—
Net cash used in investing activities	(521,648)	(32,011)
Cash flows from financing activities:
Proceeds from the exercise of stock options	594	376
Share repurchases related to share repurchase program	—	(112,016)
Share repurchases related to taxes for share-based awards	(8,407)	(6,760)
Tax credit investment liability payments	(4,319)	—
Net cash used in financing activities	(12,132)	(118,400)
Effect of exchange rate changes on cash and cash equivalents	1,430	2,367
Decrease in cash and cash equivalents	(22,939)	(5,315)
Cash and cash equivalents at beginning of period	201,260	206,575
Cash and cash equivalents at end of period	$178,321	$201,260

Important Information Regarding Non-GAAP Financial Measures

In addition to evaluating the financial condition and results of our operations in accordance with U.S. generally accepted accounting principles (“GAAP”), from time to time our management evaluates and analyzes results and any impact on the Company of certain events outside of normal, or “core,” business and operations, by considering adjusted financial measures not prepared in accordance with GAAP. Examples of items that we consider non-core include store impairment and lease abandonment charges, an asset impairment charge and a change in revenue recognition method for Nuuly. In order to improve the transparency of our disclosures, provide a meaningful presentation of results from our core business operations and improve period-over-period comparability, we have included certain adjusted financial measures for fiscal 2024 and 2023 that exclude the impact of these non-core business items.

We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of, or are unrelated to, our underlying results of operations and provide a useful baseline for analyzing trends in our underlying business. Management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies.

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Net Sales:
	Three Months Ended
	January 31,
	2024		2023
	$'s	% Change	$'s

Net sales (GAAP)	$1,486,194	7.3%	$1,384,573
Adjustments:
Change in revenue recognition method for Nuuly (a)	9,072		—
Adjusted net sales (Non-GAAP)	$1,495,266	8.0%	$1,384,573

	Twelve Months Ended
	January 31,
	2024		2023
	$'s	% Change	$'s

Net sales (GAAP)	$5,153,237	7.5%	$4,795,244
Adjustments:
Change in revenue recognition method for Nuuly (a)	9,072		—
Adjusted net sales (Non-GAAP)	$5,162,309	7.7%	$4,795,244

Reconciliation of Nuuly Segment Adjusted Net Sales:
	Three Months Ended
	January 31,
	2024		2023
	$'s	$ Change	$'s

Net sales (GAAP)	$63,080	$20,347	$42,733
Adjustments:
Change in revenue recognition method for Nuuly (a)	9,072		—
Adjusted net sales (Non-GAAP)	$72,152	$29,419	$42,733

	Twelve Months Ended
	January 31,
	2024		2023
	$'s	$ Change	$'s

Net sales (GAAP)	$235,859	$106,222	$129,637
Adjustments:
Change in revenue recognition method for Nuuly (a)	9,072		—
Adjusted net sales (Non-GAAP)	$244,931	$115,294	$129,637

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Gross Profit:
	Three Months Ended
	January 31,
	2024			2023
	$'s	% of Net Sales	% of Adj. Net Sales	$'s	% of Net Sales

Gross profit (GAAP)	$434,185	29.2%		$372,320	26.9%
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097			—
Store impairment and lease abandonment charges (b)	10,483			5,459
Adjusted gross profit (Non-GAAP)	$451,765		30.2%	$377,779	27.3%

	Twelve Months Ended
	January 31,
	2024			2023
	$'s	% of Net Sales	% of Adj. Net Sales	$'s	% of Net Sales

Gross profit (GAAP)	$1,715,404	33.3%		$1,427,216	29.8%
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097			—
Store impairment and lease abandonment charges (b)	11,875			6,417
Adjusted gross profit (Non-GAAP)	$1,734,376		33.6%	$1,433,633	29.9%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Income from Operations:
	Three Months Ended
	January 31,
	2024			2023
	$'s	% of Net Sales	% of Adj. Net Sales	$'s	% of Net Sales

Income from operations (GAAP)	$57,336	3.9%		$37,250	2.7%
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097			—
Store impairment and lease abandonment charges (b)	10,483			5,459
Asset impairment charge (c)	6,404			—
Adjusted income from operations (Non-GAAP)	$81,320		5.4%	$42,709	3.1%

	Twelve Months Ended
	January 31,
	2024			2023
	$'s	% of Net Sales	% of Adj. Net Sales	$'s	% of Net Sales

Income from operations (GAAP)	$369,795	7.2%		$226,623	4.7%
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097			—
Store impairment and lease abandonment charges (b)	11,875			6,417
Asset impairment charge (c)	6,404			—
Adjusted income from operations (Non-GAAP)	$395,171		7.7%	$233,040	4.9%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Income Tax Expense and Adjusted Effective Tax Rate:
	Three Months Ended
	January 31,
	2024	2023
	$'s	$'s

Income before income taxes (GAAP)	$64,025	$41,176
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097	—
Store impairment and lease abandonment charges (b)	10,483	5,459
Asset impairment charge (c)	6,404	—
Adjusted income before income taxes (Non-GAAP)	$88,009	$46,635

Income tax expense (GAAP)	$16,274	$9,714
Adjustments:
Provision for income taxes on adjustments (d)	6,044	1,085
Adjusted income tax expense (Non-GAAP)	$22,318	$10,799

Effective income tax rate (GAAP)	25.4%	23.6%
Adjustments	(0.0%)	(0.4%)
Adjusted effective income tax rate (Non-GAAP)	25.4%	23.2%

	Twelve Months Ended
	January 31,
	2024	2023
	$'s	$'s

Income before income taxes (GAAP)	$381,607	$221,279
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097	—
Store impairment and lease abandonment charges (b)	11,875	6,417
Asset impairment charge (c)	6,404	—
Adjusted income before income taxes (Non-GAAP)	$406,983	$227,696

Income tax expense (GAAP)	$93,933	$61,580
Adjustments:
Provision for income taxes on adjustments (d)	6,396	1,275
Adjusted income tax expense (Non-GAAP)	$100,329	$62,855

Effective income tax rate (GAAP)	24.6%	27.8%
Adjustments	0.1%	(0.2%)
Adjusted effective income tax rate (Non-GAAP)	24.7%	27.6%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Net Income and Adjusted Diluted EPS:
	Three Months Ended
	January 31,
	2024			2023
	$'s	% of Net Sales	% of Adj. Net Sales	$'s	% of Net Sales

Net income (GAAP)	$47,751	3.2%		$31,462	2.3%
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097			—
Store impairment and lease abandonment charges (b)	10,483			5,459
Asset impairment charge (c)	6,404			—
Provision for income taxes on adjustments (d)	(6,044)			(1,085)
Adjusted net income (Non-GAAP)	$65,691		4.4%	$35,836	2.6%

Diluted EPS (GAAP)	$0.50			$0.34
Adjustments, net of tax	0.19			0.04
Adjusted diluted EPS (Non-GAAP)	$0.69			$0.38

	Twelve Months Ended
	January 31,
	2024			2023
	$'s	% of Net Sales	% of Adj. Net Sales	$'s	% of Net Sales

Net income (GAAP)	$287,674	5.6%		$159,699	3.3%
Adjustments:
Change in revenue recognition method for Nuuly (a)	7,097			—
Store impairment and lease abandonment charges (b)	11,875			6,417
Asset impairment charge (c)	6,404			—
Provision for income taxes on adjustments (d)	(6,396)			(1,275)
Adjusted net income (Non-GAAP)	$306,654		5.9%	$164,841	3.4%

Diluted EPS (GAAP)	$3.05			$1.70
Adjustments, net of tax	0.20			0.05
Adjusted diluted EPS (Non-GAAP)	$3.25			$1.75

(a) During the three months ended January 31, 2024, the Company changed the revenue recognition method for Nuuly Rent from recognizing the monthly subscription fee revenue in the period the customer is billed to recognizing over the monthly period over which the customer’s subscription fee pertains. The Company also changed the period over which it amortizes rental product to align with the change in revenue recognition method. The impact was a reduction in “Net sales” of $9,072 and a reduction in “Cost of sales” of $1,975, resulting in a net reduction of $7,097 in “Gross profit.”

(b) Store impairment charges relate to 11 and 15 retail locations during the three and twelve months ended January 31, 2024, respectively, and 15 and 19 retail locations during the three and twelve months ended January 31, 2023, respectively. During the three months ended January 31, 2024, the Company also recorded lease abandonment charges for two store locations which it has committed to cease operations but the lease has not been terminated.

(c) The asset impairment charge relates to the write-off of “Property and equipment, net” of the Nuuly Thrift marketplace which the Company has decided to wind down in fiscal 2025.

(d) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.